Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the use in this Registration Statement of The O’Gara Group, Inc. on Form S-1 of our report dated August 22, 2008 related to the consolidated financial statements of The O’Gara Group, Inc. as of December 31, 2006 and 2007 and for the years ended December 31, 2005, 2006 and 2007, appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.
/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Cincinnati, Ohio
August 22, 2008